Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

Record Full Year Revenues of $6.5 billion

Full Year GAAP Continuing EPS of $1.91; Adjusted Continuing EPS of $2.05

Fiscal 2020 Guidance Outlook Issued

Company Increases Dividend By 2.8%

NEW YORK, NY - December 18, 2019 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the fourth quarter and full year that ended October 31, 2019.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "Our focus in 2019 was dedicated to advancing key operational and technological initiatives for ABM's future. We leveraged our scale and investments to generate record new revenue bookings of $1.0 billion which offset the loss of lower margin contracts. Profitability also increased as we accelerated our standardized processes to manage labor more productively."

	Three Months Ended October 31,				Years Ended October 31,
($ in millions, except per share amounts) (unaudited)	2019	2018	Increase		2019	2018	Increase/ (Decrease)

Revenues	$1,648.0	$1,648.8	—		$6,498.6	$6,442.2	0.9%

Operating profit	$66.2	$25.7	NM	*	$208.3	$138.6	50.3%

Income from continuing operations	$48.1	$8.9	NM	*	$127.5	$95.9	32.9%
Income from continuing operations per diluted share	$0.71	$0.13	NM	*	$1.91	$1.45	31.7%

Adjusted income from continuing operations	$44.7	$38.8	15.2%		$137.2	$125.3	9.5%
Adjusted income from continuing operations per diluted share	$0.66	$0.58	13.8%		$2.05	$1.89	8.5%

Net income	$47.9	$9.7	NM	*	$127.4	$97.8	30.3%
Net income per diluted share	$0.71	$0.15	NM	*	$1.90	$1.47	29.3%

Net cash provided by operating activities of continuing operations	$148.8	$93.3	59.5%		$262.8	$299.7	(12.3)%

Adjusted EBITDA	$93.0	$89.9	3.5%		$339.5	$326.4	4.0%
Adjusted EBITDA margin	5.6%	5.5%	10	bps	5.2%	5.1%	10	bps

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” "Adjusted income from continuing operations per diluted share”, and "organic revenue". Organic revenue is defined as revenue adjusted for the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 853 and ASC 606. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

1

Fourth Quarter Summary

•	Total revenue of $1,648.0 million, reflecting organic revenue growth of 0.6% (excluding the impact of ASC 853 and ASC 606).

•	Income from continuing operations of $48.1 million or $0.71 per diluted share.

•	Adjusted income from continuing operations increased 15.2% to $44.7 million, or $0.66 per diluted share, versus last year.

•	Net income of $47.9 million, or $0.71 per diluted share.

•	Adjusted EBITDA increased 3.5% to $93.0 million, which led to an adjusted EBITDA margin of 5.6% versus 5.5% last year.

•	Operating results for the fourth quarter of fiscal 2018 reflected a non-cash impairment charge of $26.5 million related to the U.K. division of the Company's Technical Solutions business.

•	Net cash provided by operating activities of continuing operations increased to $148.8 million for the quarter, reflecting better working capital management.

•	Results reflect the adoption of Accounting Standards Codification ("ASC") 853 and ASC 606. ASC 853, related to service concession arrangements, had a revenue impact of ($12.5) million predominantly in the Aviation segment. ASC 606, related to revenue from contracts with customers, had a $1.4 million impact to revenue and $0.02 impact to income from continuing operations per diluted share on both a GAAP and adjusted basis.

Fourth Quarter Results

For the fourth quarter of fiscal 2019, the Company achieved revenues of $1.6 billion reflecting organic growth of 0.6% excluding the adoption of ASC 853 and ASC 606. Organic revenue growth was driven primarily by the Technical Solutions segment. Organic revenue growth was partially offset by a decline within the Business & Industry and Aviation segments, primarily related to the loss of lower margin contracts.

On a GAAP basis, income from continuing operations was $48.1 million, or $0.71 per diluted share, compared to income from continuing operations of $8.9 million, or $0.13 per diluted share last year. Income from continuing operations for the fourth quarter of fiscal 2019 reflects the benefit from prior year self-insurance adjustments of $5.4 million. Results for the same period in fiscal 2018 reflect a $26.5 million non-cash impairment charge related to the Company's Technical Solutions segment in the UK.

Adjusted income from continuing operations for the fourth quarter of fiscal 2019 was $44.7 million, or $0.66 per diluted share, compared to $38.8 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2018. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Income from continuing operations for the quarter on both a GAAP and adjusted basis reflects higher revenue contribution from the Technical Solutions segment and higher overall margin revenue mix. Benefits of improved labor management, primarily within the Business & Industry segment, also contributed to these results. Additionally, the Company saw a $0.02 impact related to the Company's adoption of ASC 606.

Net income for the fourth quarter of 2019 was $47.9 million, or $0.71 per diluted share, compared to $9.7 million, or $0.15 per diluted share last year.

2

Adjusted EBITDA for the fourth quarter of 2019 was $93.0 million compared to $89.9 million in the fourth quarter of 2018. Adjusted EBITDA margin for the quarter was 5.6% versus 5.5% in the fourth quarter of fiscal 2018. Adjusted results exclude items impacting comparability.

Fiscal 2019 Results

For fiscal 2019, the Company achieved record revenues of $6.5 billion. Organic growth was 1.6% primarily driven by the Technical Solutions and Aviation segments.

On a GAAP basis, income from continuing operations was $127.5 million, or $1.91 per diluted share, compared to $95.9 million, or $1.45 per diluted share last year.

Adjusted income from continuing operations for fiscal 2019 was $137.2 million, or $2.05 per diluted share, compared to $125.3 million, or $1.89 per diluted share for fiscal 2018. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Additionally, the Company saw a $0.09 impact related to the Company's adoption of ASC 606, primarily due to the deferral of sales commission costs related to strong growth within the Company's Technical Solutions segment. This benefit was partially offset by a higher tax rate versus last year given an expected decrease in the deductibility of certain expenses.

Net income for fiscal 2019 was $127.4 million, or $1.90 per diluted share, compared to $97.8 million, or $1.47 per diluted share last year.

Adjusted EBITDA for fiscal 2019 was $339.5 million compared to $326.4 million in fiscal 2018. Adjusted EBITDA margin for the year was 5.2% versus 5.1% last year. Adjusted results exclude items impacting comparability.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "I want to recognize our teams for prudently managing the business and delivering against our full year goals, particularly considering the current macroeconomic environment. We also generated strong free cash flow in 2019, allowing us to attain our targeted leverage for the year."

Liquidity & Capital Structure

The Company ended the quarter with total debt of $965.8 million, including $149.8 million in standby letters of credit.

Total debt to proforma adjusted EBITDA was approximately 2.8x.

The Company paid a quarterly cash dividend of $0.18 per common share for a total distribution of $12.0 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors approved a 2.8% increase for the quarterly cash dividend to $0.185 per common share, payable on February 3, 2020 to stockholders of record on January 2, 2020. This marks ABM’s 215th consecutive quarterly cash dividend.

Authorization of New Share Repurchase Program

In addition, the Company's Board of Directors authorized a $150 million share repurchase program replacing the Company's existing share repurchase program, which was authorized in 2015. The Company intends to repurchase its common shares from time to time in open market purchases or privately negotiated transactions and may make all or part of the repurchases pursuant to Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, share price and availability and other factors at the Company's discretion, and the share repurchase program may be suspended or discontinued at any time without prior notice.

3

Guidance

For fiscal 2020, the Company expects GAAP income from continuing operations of $1.65 to $1.85 per diluted share, and adjusted income from continuing operations of $1.90 to $2.10 per diluted share. This guidance outlook reflects the Company's on-going management of lower margin contracts, in addition to planned investments in IT and Human Resources. This guidance does not assume any potential accretion related to repurchases pursuant to the Company's share repurchase program.

With the exception of the 2020 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential effects associated with certain other discrete tax items and other unrecognized tax benefits.

On November 1, 2019, the Company adopted the Financial Accounting Standards Board’s new lease accounting guidance ASU 2016-02 ("Topic 842") on a modified retrospective basis using the optional transition method permitted under ASU 2018-11. The Company does not anticipate any material impact to income from continuing operations at this time.

Mr. Salmirs continued, “Our strategy for fiscal 2020 will be dedicated to investing in people, reinforcing processes and enhancing systems as we continue to strengthen our foundation to become the clear choice in the industries we serve. We intend to leverage our scale and resilient business model to achieve our goals for the year, which includes the continued generation of solid free cash flow. I am excited about our long-term potential."

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, December 19, 2019 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through January 2, 2020 and can be accessed by dialing (844) 512-2921 and then entering ID #13697075.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.5 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

4

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: our ability to gain profitable business despite competitive market pressures; our ability to attract and retain qualified personnel and senior management and manage labor costs; our ability to preserve long-term client relationships; changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of strategic transformations, enhanced business processes, and technology initiatives may not have the desired effects on our financial condition and results of operations; acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that adjustments for ultimate insurance loss reserves could result in material charges against our earnings; our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives; our business may be materially affected by changes to fiscal and tax policies, and negative or unexpected tax consequences could adversely affect our results of operations; changes in general economic conditions, such as changes in energy prices, government regulations, or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock; our business may be negatively impacted by adverse weather conditions; catastrophic events, disasters, and terrorist attacks could disrupt our services; and actions of activist investors could disrupt our business. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years October 31, 2019 and 2018. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter and twelve months of fiscal years October 31, 2019 and 2018. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented organic revenue growth to provide investors with useful supplemental information regarding the Company's ongoing performance and trends by presenting revenue growth excluding the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 606 and ASC 853. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie Kim
(212) 297-9721
susie.kim@abm.com

6

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions, except per share amounts)	2019	2018	Increase / (Decrease)
Revenues	$1,648.0	$1,648.8	—
Operating expenses	1,453.3	1,465.6	(0.8)%
Selling, general and administrative expenses	112.1	111.2	0.8%
Restructuring and related expenses	2.7	3.2	(14.0)%
Amortization of intangible assets	13.6	16.5	(17.1)%
Impairment loss	—	26.5	NM	*
Operating profit	66.2	25.7	NM	*
Income from unconsolidated affiliates	0.6	0.7	(14.6)%
Interest expense	(11.9)	(13.0)	(8.7)%
Income from continuing operations before income taxes	54.9	13.4	NM	*
Income tax provision	(6.8)	(4.5)	52.6%
Income from continuing operations	48.1	8.9	NM	*
(Loss) Income from discontinued operations	(0.1)	0.8	NM	*
Net income	47.9	9.7	NM	*
Net income per common share — Basic
Income from continuing operations	$0.72	$0.13	NM	*
Income from discontinued operations	—	0.01	NM	*
Net income	$0.72	$0.15	NM	*
Net income per common share — Diluted
Income from continuing operations	$0.71	$0.13	NM	*
Income from discontinued operations	—	0.01	NM	*
Net income	$0.71	$0.15	NM	*
Weighted-average common and common equivalent shares outstanding
Basic	66.8	66.3
Diluted	67.2	66.6
Dividends declared per common share	$0.180	$0.175

* Not meaningful (due to variance greater than or equal to +/-100%)

7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Years Ended October 31,
(in millions, except per share amounts)	2019	2018	Increase / (Decrease)
Revenues	$6,498.6	$6,442.2	0.9%
Operating expenses	5,767.5	5,747.4	0.3%
Selling, general and administrative expenses	452.9	438.0	3.4%
Restructuring and related expenses	11.2	25.7	(56.3)%
Amortization of intangible assets	58.5	66.0	(11.3)%
Impairment loss	—	26.5	NM *
Operating profit	208.3	138.6	50.3%
Income from unconsolidated affiliates	3.0	3.2	(6.8)%
Interest expense	(51.1)	(54.1)	(5.5)%
Income from continuing operations before income taxes	160.2	87.7	82.6%
Income tax (provision) benefit	(32.7)	8.2	NM *
Income from continuing operations	127.5	95.9	32.9%
(Loss) income from discontinued operations, net of taxes	(0.1)	1.8	NM *
Net income	127.4	97.8	30.3%
Net income per common share — Basic
Income from continuing operations	$1.92	$1.45	32.4%
Income from discontinued operations	—	0.03	NM *
Net income	1.91	1.48	29.1%
Net income per common share — Diluted
Income from continuing operations	$1.91	$1.45	31.7%
Income from discontinued operations	—	0.03	NM *
Net income	$1.90	$1.47	29.3%
Weighted-average common and common equivalent shares outstanding
Basic	66.6	66.1
Diluted	66.9	66.4
Dividends declared per common share	$0.720	$0.700

* Not meaningful (due to variance greater than or equal to +/-100%)

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions)	2019	2018
Net cash provided by operating activities of continuing operations	$148.8	$93.3
Net cash (used in) provided by operating activities of discontinued operations	(0.1)	20.2
Net cash provided by operating activities	$148.7	$113.5
Additions to property, plant and equipment	(15.2)	(13.6)
Other	1.0	1.8
Net cash used in investing activities	$(14.2)	$(11.8)
Taxes withheld from issuance of share-based compensation awards, net	(1.9)	(0.6)
Dividends paid	(12.0)	(11.5)
Borrowings from credit facility	536.0	297.2
Repayment of borrowings from credit facility	(659.7)	(384.3)
Changes in book cash overdrafts	(3.5)	(9.6)
Financing of energy savings performance contracts	3.1	1.9
Repayment of capital lease obligations	(0.4)	(1.0)
Net cash used in financing activities	$(138.4)	$(108.0)
Effect of exchange rate changes on cash and cash equivalents	1.9	(0.6)

	Years Ended October 31,
(in millions)	2019	2018
Net cash provided by operating activities of continuing operations	$262.8	$299.7
Net cash (used in) provided by operating activities of discontinued operations	(0.1)	21.2
Net cash provided by operating activities	$262.7	$320.9
Adjustments to purchase and sale of business	—	(1.9)
Additions to property, plant and equipment	(59.6)	(50.9)
Other	1.3	4.7
Net cash used in investing activities	$(58.3)	$(48.1)
Taxes withheld from issuance of share-based compensation awards, net	(1.3)	(1.0)
Dividends paid	(47.7)	(46.0)
Deferred financing costs paid	—	(0.1)
Borrowings from credit facility	1,755.9	1,184.2
Repayment of borrowings from credit facility	(1,896.5)	(1,426.4)
Changes in book cash overdrafts	(0.2)	(8.5)
Financing of energy savings performance contracts	8.1	5.4
Repayment of capital lease obligations	(3.1)	(3.3)
Net cash used in financing activities	$(184.8)	$(295.8)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.7)

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$58.5	$39.1
Trade accounts receivable, net of allowances	1,013.2	1,014.1
Costs incurred in excess of amounts billed	72.6	—
Prepaid expenses	75.7	80.8
Other current assets	55.5	37.0
Total current assets	1,275.4	1,171.0
Other investments	14.0	16.3
Property, plant and equipment, net of accumulated depreciation	150.3	140.1
Other intangible assets, net of accumulated amortization	297.2	355.7
Goodwill	1,835.4	1,834.8
Other noncurrent assets	120.3	109.6
Total assets	$3,692.6	$3,627.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$57.2	$37.0
Trade accounts payable	280.7	221.9
Accrued compensation	189.3	172.1
Accrued taxes—other than income	63.6	56.0
Insurance claims	149.8	149.5
Income taxes payable	3.5	3.2
Other accrued liabilities	158.2	152.7
Total current liabilities	902.4	792.5
Long-term debt, net	744.2	902.0
Deferred income tax liability, net	47.7	37.8
Noncurrent insurance claims	365.2	360.8
Other noncurrent liabilities	78.8	62.9
Noncurrent income taxes payable	12.2	16.9
Total liabilities	2,150.6	2,172.9
Total stockholders’ equity	1,542.0	1,454.6
Total liabilities and stockholders’ equity	$3,692.6	$3,627.5

10

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,
($ in millions)	2019	2018	Increase/ (Decrease)
Revenues
Business & Industry	$806.9	$822.3	(1.9)%
Aviation	251.5	269.0	(6.5)%
Technology & Manufacturing	229.7	234.4	(2.0)%
Education	213.8	218.9	(2.4)%
Technical Solutions	175.5	139.8	25.5%
Elimination of inter-segment revenues	(29.4)	(35.7)	17.7%
Total revenues	$1,648.0	$1,648.8	—%
Operating profit (loss)
Business & Industry	51.1	43.1	18.5%
Aviation	3.9	2.6	50.9%
Technology & Manufacturing	18.1	17.5	3.0%
Education	5.6	12.0	(52.9)%
Technical Solutions (2018 includes an impairment charge of $26.5M)	20.1	(7.0)	NM *
Corporate	(31.9)	(41.5)	23.2%
Adjustment for income from unconsolidated affiliates, net, included in Aviation	(0.6)	(0.7)	16.2%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	—	(0.2)	NM *
Total operating profit	66.2	25.7	NM *
Income from unconsolidated affiliates	0.6	0.7	(14.6)%
Interest expense	(11.9)	(13.0)	(8.7)%
Income from continuing operations before income taxes	54.9	13.4	NM *
Income tax provision	(6.8)	(4.5)	52.6%
Income from continuing operations	48.1	8.9	NM *
(Loss) Income from discontinued operations	(0.1)	0.8	NM *
Net income	$47.9	$9.7	NM *

* Not meaningful (due to variance greater than or equal to +/-100%)

11

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Years Ended October 31,
($ in millions)	2019	2018	Increase/ (Decrease)
Revenues
Business & Industry	$3,251.4	$3,268.4	(0.5)%
Aviation	1,017.3	1,038.7	(2.1)%
Technology & Manufacturing	917.0	925.4	(0.9)%
Education	847.4	856.7	(1.1)%
Technical Solutions	593.2	500.1	18.6%
Elimination of inter-segment revenues	(127.7)	(147.1)	13.2%
Total revenues	$6,498.6	$6,442.2	0.9%
Operating profit (loss)
Business & Industry	$182.3	$157.9	15.5%
Aviation	21.1	23.2	(8.9)%
Technology & Manufacturing	72.5	67.4	7.6%
Education	39.0	44.1	(11.4)%
Technical Solutions (2018 includes an impairment charge of $26.5M)	55.4	21.8	NM *
Government Services	(0.1)	(0.8)	90.1%
Corporate	(159.0)	(168.8)	5.8%
Adjustment for income from unconsolidated affiliates, included in Aviation	(3.0)	(3.2)	7.4%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	0.1	(2.8)	NM *
Total operating profit	208.3	138.6	50.3%
Income from unconsolidated affiliates	3.0	3.2	(6.8)%
Interest expense	(51.1)	(54.1)	(5.5)%
Income from continuing operations before income taxes	160.2	87.7	82.6%
Income tax (provision) benefit	(32.7)	8.2	NM *
Income from continuing operations	127.5	95.9	32.9%
(Loss) income from discontinued operations, net of taxes	(0.1)	1.8	NM *
Net income	$127.4	$97.8	30.3%

* Not meaningful (due to variance greater than or equal to +/-100%)

12

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Years Ended October 31,
	2019	2018	2019	2018
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$48.1	$8.9	$127.5	$95.9
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(5.4)	0.3	(4.1)	7.4
Union pension settlement(c)	—	—	3.9	—
Other(d)	1.3	1.2	4.5	1.8
Restructuring and related(e)	2.7	3.2	11.2	25.7
Acquisition costs	—	0.1	0.3	2.6
Litigation and other settlements	1.5	5.8	4.8	7.6
Impairment loss	—	26.5	—	27.2
Total items impacting comparability	0.1	37.1	20.8	72.2
Income tax benefit(f) (g)	(3.5)	(7.2)	(11.1)	(42.8)
Items impacting comparability, net of taxes	(3.4)	29.9	9.7	29.4
Adjusted income from continuing operations	$44.7	$38.8	$137.2	$125.3

	Three Months Ended October 31,		Years Ended October 31,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA
Net income	$47.9	$9.7	$127.4	$97.8
Items impacting comparability	0.1	37.1	20.8	72.2
Loss (Income) from discontinued operations	0.1	(0.8)	0.1	(1.8)
Income tax provision (benefit)	6.8	4.5	32.7	(8.2)
Interest expense	11.9	13.0	51.1	54.1
Depreciation and amortization	26.1	26.4	107.4	112.5
Adjusted EBITDA	$93.0	$89.9	$339.5	$326.4

	Three Months Ended October 31,		Years Ended October 31,
	2019	2018	2019	2018
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.71	$0.13	$1.91	$1.45
Items impacting comparability, net of taxes	(0.05)	0.45	0.14	0.44
Adjusted income from continuing operations per diluted share	$0.66	$0.58	$2.05	$1.89
Diluted shares	67.2	66.6	66.9	66.4

	Three Months Ended October 31,		Years Ended October 31,
	2019	2018	2019	2018
Reconciliation of Revenues to Organic Revenues
Revenues	$1,648.0	$1,648.8	$6,498.6	$6,442.2
Changes pursuant to ASC 606 and ASC 853(h)	11.1	—	47.6	—
Organic revenues	$1,659.1	$1,648.8	$6,546.2	$6,442.2

Revenues growth	—		0.9%
Organic revenues growth	0.6%		1.6%

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(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the years ended October 31, 2019 and 2018, our self-insurance general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years was decreased by $4.1M and increased by $7.4M, respectively.

(c) The Company lost a client account where ABM employees assigned to the account participated in a defined-benefit multiemployer pension fund where contributions to the pension fund by ABM were limited to that single client account. As a result of losing the account, ABM anticipates receiving a withdrawal liability assessment pursuant to the Multiemployer Pension Plan Amendments Act of 1980. The estimated amount of the withdrawal liability is $3.9M.  In most cases, ABM’s pension contributions are made pursuant to union agreements that cover multiple client accounts across specific geographic areas, such that the loss of single client accounts would not trigger this type of liability.

(d) Primarily represents costs related to the requirements associated with General Data Protection Regulation standards.

(e) Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(f) The Company's tax impact is calculated using the federal and state statutory rate of 28.1% for QTD and YTD FY19, and 31.3% for QTD FY18 and 30.2% for YTD FY18. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(g) QTD and YTD FY19 include $3.5M and $5.3M benefit, respectively, primarily related to the expiring statute of limitations, a benefit from the transition tax and other one-time items.  QTD FY18 includes $1.2M benefit related to the expiring statute of limitations and $1.6M benefit related to the enactment of the Tax Act.  YTD FY18 includes $4.7M benefit related to the expiring statute of limitations and $23.2M benefit related to the enactment of the Tax Act.

(h) Consistent with the required disclosures under U.S. GAAP in the year of adoption of ASC 606 and ASC 853, we are providing information in each reporting period during the year of adoption on what revenue would have been under our historical method of accounting that existed prior to November 1, 2018 as part of the reconciliation of reported revenues to organic revenues.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2020 GUIDANCE

	Year Ending October 31, 2020
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
Income from continuing operations per diluted share (a)	$1.65	$1.85
Adjustments (b)	0.25	0.25
Adjusted Income from continuing operations per diluted share (a)	$1.90	$2.10

(a) With the exception of the 2020 Work Opportunity Tax Credits and ASU 2016-09, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits. This guidance does not assume any potential accretion related to the Company's share repurchase program. Additionally, the Company does not anticipate any material impact to income from continuing operations from the adoption of ASU 2016-02 ("Topic 842") at this time.

(b) Adjustments include costs associated with the strategic review, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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